UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020 (September 1, 2020)

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ARCONIC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-39162	84-2745636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 400
Pittsburgh, Pennsylvania	15212
(Address of principal executive offices)	(Zip Code)

(412) 992-2500
(Registrant’s telephone number, including area code)
________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On September 1, 2020, Arconic Corporation (the “Company”) restored the salaries and 401K match of all salaried U.S. employees, including executive officers, to the levels in effect prior to the previously disclosed salary reductions, in each case effective as of September 1, 2020. The salary and benefit restoration does not impact the previously announced $100 million of structural cost reduction actions and the $50 million of capital reductions. These salary and benefit reductions represented approximately one third of the Company’s temporary cash savings on an annualized run rate.
Item 8.01    Other Events.
On September 1, 2020, the Company restored the annual cash retainers payable to the Company’s non-employee directors to the level set forth in the Company’s Non-Employee Director Compensation Policy prior to the previously disclosed reduction, effective as of September 1, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2020

ARCONIC CORPORATION

By:	/s/ Diana C. Toman
Name:	Diana C. Toman
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary